EXHIBIT 10.1

ESCROW AGREEMENT AMONG FALCON OIL & GAS LTD.,
SWEETPEA PETROLEUM PTY LTD AND COMPUTERSHARE
TRUST COMPANY OF CANADA DATED JULY 17, 2013

ESCROW AGREEMENT

THIS AGREEMENT made as of this 17th day of July, 2013

BY AND AMONG:

Falcon Oil & Gas Ltd. A corporation incorporated under the laws of the Province of British Columbia

(the “Buyer”)

- and -

Sweetpea Petroleum Pty Ltd, a corporation incorporated under the laws of Australia

(“Seller”)

-and-

Computershare Trust Company of Canada, a corporation incorporated under the laws of Canada (the “Escrow Agent”).

WHEREAS, pursuant to the terms of a Share Sale Agreement (the "Share Sale Agreement") a copy of which is attached hereto as Schedule “A”, dated on or about May 22, 2013 between the Buyer and the Seller whereby the Buyer is purchasing the Seller’s interest in Falcon Oil & Gas Australia Limited the Buyer and the Seller have agreed that the 97,860,000 common shares in the capital of the Buyer (the "Escrowed Shares") being issued to the Seller would be placed with the Escrow Agent for release on the terms set out herein;

WHEREAS the Buyer and Seller wish to appoint the Escrow Agent to act as escrow agent to hold the Escrowed Shares;

AND WHEREAS, the Escrow Agent has agreed to serve as escrow agent pursuant to this Escrow Agreement;

AND WHEREAS each of the Buyer and the Seller desire to enter into this Agreement to provide for, among other things, the release of the Escrowed Shares as agreed between each of the Buyer and the Seller;

AND WHEREAS the foregoing recitals are representations and statements of fact made by the Buyer and Seller and not by Escrow Agent;

NOW THEREFORE, in consideration of the mutual covenants and agreements set out in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties hereto covenant and agree as follows:

1.	Defined Terms

1.1	Unless otherwise defined herein, capitalized terms shall have the meanings given to such terms in the Share Sale Agreement.

2.	Designation of Escrow Agent

2.1	Each of the Buyer and the Seller hereby designate the Escrow Agent to act as the escrow agent for the purposes of this Agreement.

2.2	The Escrow Agent hereby agrees to act as the escrow agent on the terms and conditions set out herein.

2.3	In discharging its duties under this Agreement, the Escrow Agent shall have regard only to the provisions hereof and no other agreement, document or instrument.

3.	Deposit & Holding of the Escrowed Shares

3.1
The Buyer shall deposit the Escrowed Shares with the Escrow Agent.  Upon receipt of the Escrow Shares, the Escrow Agent shall, in writing with a separate receipt, acknowledge receipt of the Escrow Shares to the Buyer and the Seller. The Escrowed Shares shall be held by the Escrow Agent in accordance with the terms and conditions of this Agreement.

3.2
The Parties hereby agree that the Escrowed Shares will be held in escrow pending their disposition pursuant to this Escrow Agreement.  The Escrow Agent shall hold the Escrowed Shares in trust for the Seller and shall otherwise deal with the Escrowed Shares on the terms herein provided. The Escrow Agent acknowledges that it has no interest whatsoever in the Escrowed Shares except as escrow agent.

3.3	The Escrowed Shares shall not be released from escrow or dealt with in any other manner whatsoever except pursuant to the terms and conditions of this Agreement.

3.4
The Parties acknowledge and agree that if the certificate or certificates constituting the Escrowed Shares need to be split up in connection with their release or transferred to Seller’s parent company, PetroHunter Energy Corporation, a Maryland corporation, the Escrow Agent shall submit the certificates for the Escrowed Shares to the Buyer's transfer agent instructing it to reissue certificates in the denominations requested by the Escrow Agent, and further agree that (i) any shares that have not yet been released from escrow in accordance with section 4 of this Agreement shall be placed back in escrow pursuant to this Escrow Agreement (with appropriate legends on the certificates), and (ii) they will cooperate to fulfill the provisions of this Section.

3.5	If, during the period in which any of the Escrowed Shares are retained in escrow pursuant to this Agreement, a reorganization affecting the share capital occurs, then and in each such event, the Escrowed Shares shall be released and replaced by the shares of stock and other securities and property upon the terms and conditions provided in the relevant reorganization documents.

3.6
The Escrow Agent is hereby authorized and directed to make all such filings as it considers to be necessary or desirable, in accordance with all applicable laws and practices, in accordance with the fulfillment of its obligations hereunder.

4.	Release of Escrowed Shares

4.1
Upon receipt of written notice received jointly from the Buyer and the Seller, the Escrow Agent shall release the Escrowed Shares to the Seller by courier to the address of the Seller, or to any other person designated by the Seller at the address designated in the joint notice, as the case may be.

Release Dates	Percentage of Total Escrowed Securities to be Released	Total Number of Escrowed Securities to be Released
July 17, 2013	15%	14,679,000
July 17, 2014	15%	14,679,000
July 17, 2015	15%	14,679,000
July 17, 2016	55%	53,823,000
TOTAL	100%	97,860,000

4.2	In respect of any proposed release of any of the Escrowed Shares to be released during Year 1 to the Seller, the Seller undertakes to the Buyer to:

(a)	provide the Buyer with four weeks’ written notice (“Notice Period”) of any proposed release of Escrowed Shares;

(b)
agree in writing with the Buyer the amount of shares it would like to be released from Escrow and the price (“the Agreed Price”) at which it would like the shares to be sold / placed, with any release of shares being subject to a maximum of 5m shares in any 3 month period;

(c)	allow the Buyer the Notice Period from the date of notice of a proposed release to place the shares on behalf of the Seller with a bookrunner of the Buyer’s choice;

(d)	if the Buyer is successful in placing any of the shares within the Notice Period at or better than the Agreed Price, allow the Buyer to then arrange for the shares to be released from Escrow and arrange to have the funds settled with the account of the Seller;

(e)
should the Buyer be successful in agreeing a placing of any of the shares but at a lower price than the Agreed Price, have the Buyer consult with the Seller and only agree to place the shares at the lower price on receipt of a written consent from the Seller to do so;

(f)	with respect to any shares not placed or sold by the Buyer during the Notice Period, have the shares released to the Seller at the end of the Notice Period;

(g)
agree that any shares released to it in accordance with clause 4.2 (f) will be placed or sold by the Seller through a bookrunner approved in advance by the Buyer, such approval not to be unreasonably withheld; and

(h)
agree with the Seller that in the event that the Seller is unable to sell or place the shares in accordance with clause 4.2 (g) within four weeks from the date the shares are released to it,  it will be free to sell the shares on the open market up to a maximum of 10% of the average daily trading volume of the Ordinary Shares on the TSXV for the most recently completed 5 trading days.

Such notice shall be provided to, and such consultation shall be carried out in conjunction with, an executive director of the Buyer.  The Buyer agrees to be available for consultation and provide the name(s) of one of more suitable bookrunners within 3 business days of the Seller’s notice of proposed sale.  If the selected bookrunner cannot fulfill the Seller’s desired disposition of shares within the pre-agreed upon timeframe, the Seller can proceed with a bookrunner of its own choice.

4.3	Any private placement of shares shall be permitted and excluded from the provisions of Section 4.2 above, so long as the transferee of the shares agrees not to sell them into the market during Year 1.

4.4	The Seller will be responsible for providing written proof of every sale arranged by the Seller of the Escrowed Shares to the Buyer

4.5	The Seller undertakes and agrees not to at any time during the Escrow Period create a “short position” in the Ordinary Shares of the Buyer.

4.6
In the absence of any formal dispute mechanism contained within this Agreement, the Escrow Agent is fully authorized to release the Escrowed Shares in accordance with Section 4 hereunder and take no notice whatsoever of any loss claim, request or direction from any one of the Seller or the Buyer to effect any release of shares differing from the specific terms of this Agreement nor a direction to stay any release of shares, or to take any other act permitted or directed under this Agreement.

4.7	No transfer of escrowed shares is permitted while such shares are held under the terms of this Agreement except as specified herein.

5.	Escrow Agent's Fees and Expenses

5.1	The Parties agree that the Buyer is responsible for all fees of the Escrow Agent.

5.2
The Buyer shall pay the costs and expenses of the Escrow Agent's services hereunder, and the costs and expenses reasonably incurred by the Escrow Agent in connection with the administration of the escrow created hereby or the performance or observance of its duties hereunder which are in excess of its compensation for normal services hereunder and covered by the remuneration, including without limitation, all out-of-pocket expenses and disbursements incurred or made by the Escrow Agent in the administration of its services and duties created hereby (including the reasonable fees and disbursements of its outside counsel and other outside advisors required for discharge of its duties hereunder).  Any amount owing under this Section and unpaid thirty (30) days after request for such payment will bear interest from the expiration of such thirty (30) days at a rate per annum equal to the then current rate charged by the Escrow Agent, payable on demand.

6.	Limitations on Duties and Liabilities of Escrow Agent

6.1
The acceptance by the Escrow Agent of its duties and obligations under this Agreement is subject to the following terms and conditions, which the Parties to this Agreement hereby agree shall govern with respect to the Escrow Agent's rights, duties, liabilities and immunities:

(a)
no provision of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise incur financial liability in the performance of its duties or the exercise of any of its rights or powers unless indemnified as provided for herein, other than as a result of its own gross negligence or bad faith;

(b)
the Escrow Agent shall have no duties except those which are expressly set forth herein and shall not be bound by any notice of a claim or a demand with respect thereto or any waiver, modification, amendment, termination or rescission of this Agreement unless received by it in writing and signed by all of the Parties hereto (or, in the case of a waiver, the Party so waiving) other than the Escrow Agent and is in a form satisfactory to the Escrow Agent;

(c)
the Escrow Agent shall be protected in acting upon any certificate, written notice, request, waiver, consent, receipt, statutory declaration or other paper or document furnished to it and signed by one or more of the other Parties hereto or on its or their behalf as herein provided not only as to its due execution and the validity and effectiveness of its provisions but also as to the truth and acceptability of any information therein contained which the Escrow Agent in good faith believes to be genuine in what it purports to be (and, without limiting the generality of the foregoing, the Escrow Agent shall be entitled to assume the due authorization and execution of all documents submitted to it, the genuineness of all signatures, the authenticity of all documents submitted to it and the conformity to authentic original documents of all documents submitted to it as certified, conformed or photostatic copies or facsimiles thereof, and shall be entitled to act in accordance with any written instructions given it hereunder and believed by it to have been signed by the proper Parties);

(d)
the Escrow Agent shall have no duty or obligation, and shall not be bound, to call for further evidence or inquire beyond the face of this Agreement or any other document nor shall the Escrow Agent be responsible for any loss that may be occasioned by its failing to do so;

(e)	the Escrow Agent shall not be liable for or by reason of any statements of fact or recitals in this Agreement and shall not be required to verify the same;

(f)
nothing herein contained shall impose any obligation on the Escrow Agent to see to or require evidence of the registration or filing or recording (or renewal thereof) of this Agreement, or any instrument ancillary or supplemental thereto, or to procure any further, any other or additional instrument or further assurance;

(g)
in the exercise of its rights and duties hereunder, the Escrow Agent shall not be in any way responsible for the consequence of any breach on the part of any other Party hereto of any of their respective covenants herein contained or of any acts of the agents or servants of any of them;

(h)
the Escrow Agent shall not be liable for any error of judgment, or for any act  done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, except for its own gross negligence or bad faith.

(i)	the Escrow Agent shall incur no liability with respect to the delivery or non-delivery of any cash or securities whether delivered by hand, wire transfer, registered mail or bonded courier

(j)
the Escrow Agent shall retain the right not to act and shall not be held liable for refusing to act unless it has received clear and reasonable documentation which complies with the terms of this Agreement.  Such documentation must not require the exercise of any discretion or independent judgment on the part of the Escrow Agent;

(k)
if any controversy arises between the Parties to this Agreement, or with any other Party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it and shall be entitled at its option to:

(1)
refuse to comply with any or all demands whatsoever until the dispute is settled either by agreement amongst the various parties or by a court of competent jurisdiction. The Escrow Agent may hold all securities in escrow and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent deems may be required, despite what may be set forth elsewhere in this Agreement.  In such event, the Escrow Agent will not be liable for damages; or

(2)
discontinue all further acts until such controversy is resolved, and may, in its sole discretion (notwithstanding any notices or demands received by the Escrow Agent from any of the other Parties), pay the Escrowed Shares  or any portion thereof to a court in the Province of Ontario in accordance with the rules thereof respecting interpleader or in such other manner or on such other grounds as such court may direct and may interplead each of the Parties hereto in the proceedings pursuant thereto.  Upon so paying the Escrow Amount, and following the filing of its complaint in interpleader, the Escrow Agent shall be released from all liability under the terms of this Agreement and shall be entitled to continue providing legal representation to the Buyer including, without limitation, in respect of any such dispute.  The Parties hereby submit themselves to the jurisdiction of such court with respect to such matters.

6.2	No implied trust or fiduciary duties or obligations of the Escrow Agent shall be read into this Agreement.

6.3
The Escrow Agent hereby agrees and covenants with the Buyer and the Seller that it will perform all of its obligations under this Agreement and will not deliver custody of any of the Escrowed Shares to anyone except pursuant to the express terms of this Agreement.

6.4
Notwithstanding any other provision of this Agreement, and whether such losses or damages are foreseeable or unforeseeable, the Escrow Agent shall not be liable under any circumstances whatsoever for any (a) breach by any other party of securities law or other rule of any securities regulatory authority, (b) lost profits of any party to this agreement or diminution in the market value of the Escrowed Shares or (c) special, indirect, incidental, consequential, exemplary, aggravated or punitive losses or damages.

6.5	The Escrow Agent does not have any interest in the Escrow Shares but is serving as escrow agent only and having only possession thereof.

6.6
This Agreement is for the sole and exclusive benefit of the parties hereto, and nothing in this Agreement, express or implied, is intended to confer or shall be construed as conferring upon any other person any rights, remedies or any other type or types of benefits.

6.7
The Escrow Agent shall have no duties except those which are expressly set forth herein, and it shall not be bound by any notice of a claim or demand with respect to, or any waiver, modification, amendment, termination or rescission of this Agreement, unless received by it in writing, and signed by the parties hereto and if its duties herein are affected, unless it shall have given its prior written consent thereto.

6.8
The Escrow Agent may employ such counsel, accountants, engineers, appraisers, other experts, agents, agencies and advisors as it may reasonably require for the purpose of discharging its duties under this Agreement, and the Escrow Agent may act and shall be protected in acting or not acting in good faith on the opinion or advice or on information obtained from any such parties and shall not be responsible for any misconduct on the part of any of them.  The reasonable costs of such services shall be added to and be part of the Escrow Agent's fee hereunder.

6.9
No party shall be liable to the other, or held in breach of this Agreement, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures).  Performance times under this Agreement shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this subsection 6.9.

7.	Resignation of the Escrow Agent; Successor by Merger

7.1
The Escrow Agent may at any time resign as such, subject to this Section 7, by delivering written notice of resignation to the other parties to this Agreement and by delivering the Escrowed Shares (less any portion thereof previously distributed in accordance with this Agreement) to any successor escrow agent designated by the Buyer, or by a court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of the Escrow Agent will take effect on the earlier to occur of (the "Resignation Date"):

(a)	the appointment of a successor escrow agent as aforesaid or by a court of competent jurisdiction; or

(b)	the day which is 30 days after the date of delivery of the Escrow Agent's written notice of resignation to the other parties hereto, or such shorter notice as the parties accept as sufficient.

If the Escrow Agent has not received written notice of the designation of a successor escrow agent by the Resignation Date, the Escrow Agent's sole responsibility after such time shall be to retain and safeguard the Escrowed Shares until receipt of written notice of the designation of a successor escrow agent hereunder or pursuant to a final non-appealable order of a court of competent jurisdiction.  If a successor escrow agent has not been appointed within 90 days of the date of the delivery of its written notice of resignation, the Escrow Agent shall deliver the Escrow Shares (less any portion thereof previously distributed in accordance with this Agreement) to the legal counsel designated by the Buyer and all of the Escrow Agent's duties and obligations under this Agreement shall thereupon cease immediately.  Failing such designation by the Buyer, the Escrow Agent shall deliver such Escrow Shares to the Buyer whereupon this Agreement shall terminate and the Escrow Agent shall have no further duties and obligations under this Agreement.  The Buyer shall have power at any time to remove the existing Escrow Agent and to appoint a successor escrow agent.

7.2
If the Escrow Shares are to be released hereunder to a party who has become bankrupt, has gone into liquidation or has otherwise become incapable of performing their rights and responsibilities under this Agreement, the Escrow Agent shall forthwith deliver the Escrowed Shares, to the Buyer.  If all of the parties hereunder have become bankrupt, have gone into liquidation or have otherwise become incapable of performing their rights and responsibilities under this Agreement, the Escrow Agent shall forthwith deliver the Escrowed Shares to Computershare Transfer and Trust and provide written notice to the Buyer and the Seller of the disposition of such Escrowed Shares.  Upon such delivery of the Escrowed Shares, this Agreement shall terminate and the Escrow Agent shall have no further duties and obligations.

7.3
In the event of the Escrow Agent resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Buyer shall forthwith appoint a successor escrow agent; failing such appointment by the Buyer, the retiring Escrow Agent, acting alone, may apply, at the expense of the Buyer, to a justice of the Ontario Superior Court on such notice as such justice may direct, for the appointment of a successor escrow agent; but any successor escrow agent so appointed by the Court shall be subject to removal as aforesaid by the Buyer.

7.4
Any successor escrow agent appointed under any provision of this Section 7 shall be a corporation authorized to carry on the business of a trust company in the Province of Ontario and, if required by the applicable legislation for any other jurisdiction, in such other jurisdictions. On any such appointment, the successor escrow agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Escrow Agent hereunder. At the request of the Buyer or the successor escrow agent, the retiring Escrow Agent, upon payment of the amounts, if any, due to it pursuant to this Agreement, including any amounts owing to it in respect to outstanding fees, disbursements and interest thereon, shall duly assign, transfer and deliver to the successor escrow agent all remaining Escrowed Shares, and all records kept, by the retiring Escrow Agent hereunder or in connection herewith.

7.5	Any corporation into or with which the Escrow Agent may be merged or consolidated or amalgamated, or any corporation resulting therefrom to which the Escrow Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Escrow Agent shall be the successor to the Escrow Agent hereunder without any further act on its part or any of the parties hereto, provided that such corporation would be eligible for appointment as a successor escrow agent hereunder.

8.	Discharge of Escrow Agent

8.1
The Escrow Agent shall be discharged from any further duty upon release of all of the Escrowed Shares, together with accrued interest thereon, in accordance with the terms and conditions of this Agreement or upon its resignation or replacement as provided for herein.

9.	Anti-money Laundering

9.1
Each party to this Agreement (other than the Escrow Agent) hereby represents to the Escrow Agent that any account to be opened by, or interest to be held by, the Escrow Agent in connection with this Agreement, for or to the credit of such party, either:

(a)	is not intended to be used by or on behalf of any third party; or

(b)
is intended to be used by or on behalf of a third party, in which case such party hereto agrees to complete and execute forthwith a declaration in the Escrow Agent's prescribed form as to the particulars of such third party.

9.2
The Escrow Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Escrow Agent, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering, anti-terrorist or economic sanctions legislation, regulation or guideline. Further, should the Escrow Agent, in its sole judgment, determine at any time that its acting under this Agreement has resulted in its being in non-compliance with any applicable anti-money laundering, anti-terrorist or economic sanctions legislation, regulation or guideline, then it shall have the right to resign on ten (10) days written notice to the other parties to this Agreement, provided:

(a)	that the Escrow Agent's written notice shall describe the circumstances of such non-compliance; and

(b)	that if such circumstances are rectified to the Escrow Agent's satisfaction within such ten (10) day period, then such resignation shall not be effective.

10.	Privacy

10.1	The parties acknowledge that the Escrow Agent may, in the course of providing services hereunder, collect or receive financial and other personal information about such parties and/or their representatives, as individuals, or about other individuals related to the subject matter hereof, and use such information for the following purposes:

(a)	to provide the services required under this agreement and other services that may be requested from time to time;

(b)	to help the Escrow Agent manage its servicing relationships with such individuals;

(c)	to meet the Escrow Agent’s legal and regulatory requirements; and

(d)	if Social Insurance Numbers are collected by the Escrow Agent, to perform tax reporting and to assist in verification of an individual’s identity for security purposes.

10.2
Each party acknowledges and agrees that the Escrow Agent may receive, collect, use and disclose personal information provided to it or acquired by it in the course of this agreement for the purposes described above and, generally, in the manner and on the terms described in its Privacy Code, which the Escrow Agent shall make available on its website or upon request, including revisions thereto. Some of this personal information may be transferred to servicers in the U.S.A. for data processing and/or storage. Further, each party agrees that it shall not provide or cause to be provided to the Escrow Agent any personal information relating to an individual who is not a party to this agreement unless that party has assured itself that such individual understands and has consented to the aforementioned terms, uses and disclosures.

11.	Notice

11.1
A notice, consent or communication under this document is only effective if it is in writing in English, signed by or on behalf of the person giving it, addressed to the person to whom it is to be given and given as follows:

(a)	delivered by hand to that person's address;

(b)	sent to that person's address by prepaid mail or by prepaid airmail, if the address is overseas; or

(c)	sent by e-mail to that person's e-mail address where the sender receives a transmission confirmation report indicating the e-mail was sent and the correct destination e-mail address of recipient.

11.2	A notice, consent or communication given under this Agreement is given and received on the following day, the time expressed being the local time in the place of receipt:

(a)
if a notice is delivered by hand or sent by email it is received that day, if delivered by 5:00pm on a day that is not a Saturday, Sunday or statutory holiday in Toronto, Ontario (a “Business Day”); or

(b)	the next Business Day, in any other case.

(c)	if a notice is sent by post it is received three Business Days after posting, if sent within the same country as receipt; or

(d)	seven Business Days after posting, if sent to or from a place outside the country of receipt.

   (c)      A person’s address and email are those set out below, or as the person notifies the other Parties pursuant to this Agreement:

To the Seller:

Sweetpea Petroleum Pty Ltd
Attention: Martin Oring
Suite 6, 170 Coonawarra Road, Winnellie NT 0820, Australia
E-mail address: martin.oring@verizon.net

with a copy to:

DILL DILL CARR STONBRAKER & HUTCHINGS, P.C.
455 Sherman Street, Suite 300
Denver, Colorado 80203
USA
E-mail address:  fmm@dillanddill.com

To the Buyer:

Falcon Oil & Gas Ltd.
Attention: Philip O’Quigley
5th Floor, Styne House, Upper Hatch Street, Dublin 2, Ireland
E-mail address: poquigley@falconoilandgas.com

with a copy to:

AIRD & BERLIS LLP
Attention: Daniel Bloch
Brookfield Place, Suite 1800
181 Bay Street
Toronto, Ontario
Canada M5J 2T9

E-mail address: dbloch@airdberlis.com

To the Escrow Agent:

Computershare Trust Company of Canada
100 University Avenue
11th Floor – South Tower
Toronto, Ontario. Canada.
M5J 2Y1

Attention: Manager, Corporate Trust Department
E-mail address: Corporatetrust.toronto@computershare.com

12.	Amendment

12.1	This Agreement shall not be amended, revoked or rescinded as to any of its terms and conditions except by agreement in writing signed by all of the Parties hereto.

13.	Indemnification of Escrow Agent

13.1
The Buyer and the Seller shall jointly and severally indemnify the Escrow Agent and its officers, directors, employees, agents, successors and assigns and hold it and them harmless from and against any loss, fee, claim, demand, penalty, liability, damage, cost and expense of any nature incurred by the Escrow Agent  and its officers, directors, employees,  agents, successors and assigns arising out of or in connection with this Agreement or with the administration of its duties hereunder, including but not limited to, reasonable attorneys' fees and other costs and expenses of defending or preparing to defend against any claim of liability, unless and except to the extent such loss, liability, damage, cost and expense shall be caused by the Escrow Agent's or its officers’, directors’, employees’ agents’, successors’ or assigns’ gross negligence or bad faith. The foregoing indemnification and Agreement to hold harmless shall survive the release of the Escrow Shares, the resignation or removal of the Escrow Agent or the termination of this Agreement.  Notwithstanding the foregoing or any other provision of this Agreement, any liability of the Escrow Agent shall be limited, in the aggregate, to the amount of annual retainer fees paid by the Buyer to the Escrow Agent under this Agreement in the twelve (12) months immediately prior to the Escrow Agent receiving the first notice of the claim. This indemnification shall survive notwithstanding any termination of the Agreement or the resignation or removal of the Escrow Agent.

14.	Miscellaneous

14.1	Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

14.2
Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that all Parties need not sign the same counterpart.

14.3
Entire Agreement.  This Agreement, the Share Purchase Agreement and the related subscription agreement between the Buyer and the Seller for the Escrowed Shares (the “Subscription Agreement”):  (a) constitute the entire agreement among the Parties with respect to the subject matter hereof (except that the Escrow Agent is not a party to the Share Purchase Agreement or the Subscription Agreement) and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof; (b) except as expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided in writing by the Parties hereto.

14.4
Severability.  If any provision of this Agreement, or the application thereof, will be or is held for any reason and to any extent invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties hereto.

14.5	Amendment. This Agreement may be amended by the Parties hereto at any time by execution of the instrument in writing signed on behalf of each of the Parties hereto.

14.6
Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. Each of the Parties hereto irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of Ontario.

14.7
Rules of Construction.  The Parties hereto agree that they each have been represented by counsel during the negotiation and execution of this Agreement and acknowledge that they each understand all provisions of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

14.8
Automatic Succession.  Notwithstanding anything in this Agreement to the contrary, any entity with which the Escrow Agent may be merged or consolidated, shall be the successor to the Escrow Agent without the execution or filing of any paper or any further act on the part of any of the Parties.

14.9	Currency. All dollar amounts referred to herein are in lawful currency of Canada.

14.10
Paramountcy. If any provision of this Agreement is inconsistent or conflicts with the Share Purchase Agreement or the Subscription Agreement, the relevant provision of this Agreement shall prevail and be paramount.

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IN WITNESS WHEREOF the Parties have executed or caused this Escrow Agreement to be executed and delivered as of the day and year first above written.
FALCON OIL & GAS LTD.

Per:	/s/ Philip O'Quigley
Name:	Philip O'Quigley
Title:	C.E.O.

SWEETPEA PETROLEUM PTY LTD

Per:	/s/ Martin Oring
Name:	Martin Oring
Title:	Director

COMPUTERSHARE TRUST COMPANY OF CANADA

Per:	/s/ Daniel Marz
Name:	Daniel Marz
Title:	Corporate Trust Officer

Per:	/s/ Danny Snider
Name:	Danny Snider
Title:	Corporate Trust Officer

Schedule A

Share Sale Agreement

(See Attached)